AMENDED AND rESTATED CONSENT, NOTE AMENDMENT

AND

WARRANT FORFEITURE AGREEMENT

This AMENDED AND RESTATED CONSENT, NOTE AMENDMENT AND WARRANT FORFEITURE AGREEMENT (this “Agreement”) is entered into as of October 24, 2012 by and among CNS Response, Inc., a Delaware corporation (the “Company”) and the undersigned holders (“Undersigned Holders”), as the holders of secured convertible promissory notes in the aggregate principal amount set forth opposite each such holder’s name below, and of the warrants to purchase the number of common stock, par value $0.001 per share (the “Common Stock”), of the Company set forth opposite each such holder’s name below.

Recitals for October 2010 Notes.

WHEREAS, the Company entered into a Note and Warrant Purchase Agreement dated as of October 1, 2010 (the “October 2010 Purchase Agreement”) with certain of the Undersigned Holders (the “October 2010 Holders”);

WHEREAS, pursuant to the October 2010 Purchase Agreement, the Company issued and sold to such Undersigned Holders a secured convertible promissory note (each, an “October 2010 Note”) and a warrant to purchase Common Stock (each, an “October 2010 Warrant”);

WHEREAS, the Company and the October 2010 Holders entered into an Agreement to Convert and Amend, dated as of June 3, 2011, in respect of the October 2010 Notes and October 2010 Warrants in connection with a planned listing of securities of the Company on a Canadian securities exchange;

WHEREAS, the Company and the holders of a majority in outstanding principal amount of October 2010 Notes (the “October 2010 Majority Holders”) subsequently entered into an Amendment and Conversion Agreement, dated as of September 30, 2011, in connection with the then-pending maturity of the October 2010 Notes and conversion requirement upon a public offering in which the Company planned to issue securities yielding gross proceeds of at least $10 million;

WHEREAS, the Company effected a reverse stock split (“Reverse Split”) of the Common Stock on April 2, 2012 at 5:00 pm Pacific Time, as a result of which the Conversion Price of the October 2010 Notes (as defined in the October 2010 Notes) was adjusted to $3.00, the exercise price of the October 2010 Warrants was adjusted to $3.00 per share, and the number of shares issuable upon exercise of the October 2010 Warrants was proportionately reduced;

WHEREAS, the Company and the October 2010 Holders subsequently entered into a Conversion Agreement, dated as of May 4, 2012, in connection with a proposed public offering in which the Company planned to issue securities yielding gross proceeds of at least $5 million;

WHEREAS, the Company and the October 2010 Holders subsequently entered into a Conversion Agreement, dated as of June 12, 2012, in connection with a proposed public offering in which the Company planned to issue securities yielding gross proceeds of at least $3 million;

WHEREAS, pursuant to Section 9 of the October 2010 Notes, the Company will not, without the prior written consent of the October 2010 Majority Holders, amend, waive or modify any provision of the Notes;

WHEREAS, pursuant to Section 4.2(b) of the October 2010 Purchase Agreement, the Company will not, without the prior written consent of the October 2010 Majority Holders, borrow, guaranty or otherwise incur indebtedness in excess of $100,000;

Recitals for January 2011 Notes.

WHEREAS, the Company entered into a Note and Warrant Purchase Agreement dated as of January 20, 2011 (the “January 2011 Purchase Agreement”) with certain of the Undersigned Holders (the “January 2011 Holders”);

WHEREAS, pursuant to the January 2011 Purchase Agreement, the Company issued and sold to such Undersigned Holders a convertible promissory note (each, a “January 2011 Note”) and a warrant to purchase Common Stock (each, a “January 2011 Warrant”);

WHEREAS, the Company and the January 2011 Holders entered into an Agreement to Convert and Amend, dated as of June 3, 2011, in respect of the January 2011 Notes and January 2011 Warrants in connection with a planned listing of securities of the Company on a Canadian securities exchange;

WHEREAS, the Company and the holders of a majority in outstanding principal amount of January 2011 Notes (the “January 2011 Majority Holders”) subsequently entered into an Amendment and Conversion Agreement, dated as of September 30, 2011, in connection with the then-pending maturity of the January 2011 Notes and conversion requirement upon a public offering in which the Company planned to issue securities yielding gross proceeds of at least $10 million;

WHEREAS, in connection with the Reverse Split, the Conversion Price of the January 2011 Notes (as defined in the January 2011 Notes), was adjusted to $3.00, the exercise price of the January 2011 Warrants was adjusted to $3.00 per share, and the number of shares issuable upon exercise of the January 2011 Warrants was proportionately reduced;

WHEREAS, the Company and the January 2011 Holders subsequently entered into a Conversion Agreement, dated as of May 4, 2012, in connection with a proposed public offering in which the Company planned to issue securities yielding gross proceeds of at least $5 million;

WHEREAS, the Company and the January 2011 Holders subsequently entered into a Conversion Agreement, dated as of June 12, 2012, in connection with a proposed public offering in which the Company planned to issue securities yielding gross proceeds of at least $3 million;

WHEREAS, pursuant to Section 9 of the January 2011 Notes, the Company will not, without the prior written consent of the January 2011 Majority Holders, amend, waive or modify any provision of the Notes;

WHEREAS, pursuant to Section 4.2(b) of the January 2011 Purchase Agreement, the Company will not, without the prior written consent of the January 2011 Majority Holders, borrow, guaranty or otherwise incur indebtedness in excess of $100,000;

Recitals for November 2011 Notes.

WHEREAS, the Company entered into an Amended and Restated Note and Warrant Purchase Agreement dated as of November 11, 2011 (the “November 2011 Purchase Agreement”) with certain of the Undersigned Holders (the “November 2011 Holders”);

WHEREAS, pursuant to the November 2011 Purchase Agreement, the Company issued and sold to such Undersigned Holders a secured convertible promissory note (each, a “November 2011 Note”) and a warrant to purchase Common Stock (each, a “November 2011 Warrant”);

WHEREAS, in connection with the Reverse Split, the Conversion Price of the November 2011 Notes (as defined in the November 2011 Notes), was adjusted to $3.00, the exercise price of the November 2011 Warrants was adjusted to $3.00 per share, and the number of shares issuable upon exercise of the November 2011 Warrants was proportionately reduced;

WHEREAS, the Company and holders of a majority in outstanding principal amount of the November 2011 Notes (the “November 2011 Majority Holders”) subsequently entered into a Conversion Agreement, dated as of May 4, 2012, in connection with a proposed public offering in which the Company planned to issue securities yielding gross proceeds of at least $5 million;

WHEREAS, the Company and the November 2011 Majority Holders subsequently entered into a Conversion Agreement, dated as of June 12, 2012, in connection with a proposed public offering in which the Company planned to issue securities yielding gross proceeds of at least $3 million;

WHEREAS, pursuant to Section 9 of the November 2011 Notes, the Company will not, (i) without the written consent of the November 2011 Majority Holders, amend, waive or modify any provision of the November 2011 Notes other than Sections 6(a)(ii), 6(c)(iii) and the proviso in the definition of “Conversion Price” in Section 6(b) and (ii) without the written consent of the November 2011 Holder, amend, waive or modify Sections 6(a)(ii) and 6(c)(iii) and the proviso in the definition of “Conversion Price” in Section 6(b) in such November 2011 Holder’s Note(s).

WHEREAS, pursuant to Section 5.2 of the November 2011 Purchase Agreement, any term of the November 2011 Purchase Agreement may be amended (either retroactively or prospectively) with the written consent of the Company and the November 2011 Majority Holders.

WHEREAS, pursuant to Section 4.2(b) of the November 2011 Purchase Agreement, the Company will not, without the prior written consent of the November 2011 Majority Holders, borrow, guaranty or otherwise incur indebtedness in excess of $100,000;

Recitals for February 2012 Notes.

WHEREAS, on February 29, 2012 the Company issued and sold to one of the Undersigned Holders (the “February 2012 Holder”) a secured convertible promissory note (a “February 2012 Note”) and a warrant to purchase Common Stock (a “February 2012 Warrant”);

WHEREAS, in connection with the Reverse Split, the Conversion Price of the February 2012 Note (as defined in the February 2012 Note), was adjusted to $3.00, the exercise price of the February 2012 Warrant was adjusted to $3.00 per share, and the number of shares issuable upon exercise of the February 2012 Warrant was proportionately reduced;

WHEREAS, the Company and the February 2012 Holder subsequently entered into a Conversion Agreement, dated as of May 4, 2012, in connection with a proposed public offering in which the Company planned to issue securities yielding gross proceeds of at least $5 million;

WHEREAS, the Company and the February 2012 Holder subsequently entered into a Conversion Agreement, dated as of June 12, 2012, in connection with a proposed public offering in which the Company planned to issue securities yielding gross proceeds of at least $3 million;

WHEREAS, pursuant to Section 9 of the February 2012 Note, the Company will not, (i) without the written consent of the holders of a majority in outstanding principal amount of February 2012 Notes (the “February 2012 Majority Holders”), amend, waive or modify any provision of the February 2012 Notes other than Sections 6(a)(ii), 6(c)(iii) and the proviso in the definition of “Conversion Price” in Section 6(b) and (ii) without the written consent of the February 2012 Holder, the Company will not amend, waive or modify Sections 6(a)(ii) and 6(c)(iii) and the proviso in the definition of “Conversion Price” in Section 6(b) in such February 2012 Holder’s Note(s).

General Recitals.

WHEREAS, the October 2010 Notes, January 2011 Notes, November 2011 Notes and February 2012 Note are herein collectively referred to as the “Existing Notes” and the October 2010 Warrants, January 2011 Warrants, November 2011 Warrants and February 2012 Warrant are herein collectively referred to as the “Existing Warrants”;

WHEREAS, the Company wishes to issue senior secured convertible promissory notes (the “New Notes”) in the aggregate principal amount of $2 million, such amount subject to increase at the discretion of the Company’s Board of Directors, pursuant to a new Note Purchase Agreement in substantially the form attached as Exhibit B hereto (the “Amended and Restated Purchase Agreement”) to investors who will invest funds after the date hereof and to those investors who have invested $600,000 between August 17, 2012 and October 19, 2012, of which investors who have invested $400,000 received notes with substantially the same terms as the terms of the New Notes but containing a mandatory conversion provision (the purchase and sale of the New Notes pursuant to the Amended and Restated Purchase Agreement and the purchase and sale of the 2013 Notes (as defined below) is referred to herein as the “New Financing”);

WHEREAS, a Consent, Note Amendment and Warrant Forfeiture Agreement (“Original Agreement”) was entered into as of August 15, 2012 by and among the Company and certain of the Undersigned Holders, representing approximately $2.5 million of the Existing Notes outstanding as of such date;

WHEREAS, the Company has, in accordance with such executed consents, accepted subscriptions and funds for $600,000 of New Notes;

WHEREAS, the Company also has deemed it in the best interest of the Corporation to be able to issue additional senior secured convertible promissory notes (the “2013 Notes”) in the aggregate principal amount of $1 million prior to the third calendar quarter of 2013. Such amount, price and terms of 2013 Notes will be subject to the discretion of the Company’s Board of Directors, pursuant to a new purchase agreement in form substantially similar to that attached as Exhibit B hereto (references herein to the “New Financing” shall include the sale and issuance of promissory notes of up to $1 million during 2013);

WHEREAS, $200,000 of such aggregate principal amount represents the aggregate principal amount outstanding under two demand notes in the principal amount of $100,000 each, issued by the Company to John Pappajohn on April 26, 2012 and May 25, 2012, which are being exchanged in the New Financing (such notes, the “Demand Notes”);

WHEREAS, in connection with the New Financing, the parties hereto desire to amend that certain Amended and Restated Security Agreement, dated as of September 30, 2011, by and between the Company and Paul Buck, as administrative agent for the Secured Parties (as defined therein) (the “Prior Security Agreement”), by entering into a Second Amended and Restated Security Agreement, in substantially the form attached as Exhibit A hereto (the “Amended Security Agreement”), in order to grant to the holders of the New Notes in the New Financing a first position security interest in the Collateral (as defined in the Prior Security Agreement), which shall be senior to the security interest currently held by the holders of the Existing Notes pursuant to the Prior Security Agreement; and

WHEREAS, the Company and the Undersigned Holders wish to (i) amend the Existing Notes, (ii) forfeit, cancel and surrender the Existing Warrants and (iii) consent to the New Financings in accordance with the terms set forth herein;

NOW, THEREFORE, the Undersigned Holders, consisting of at least the October 2010 Majority Holders, the January 2011 Majority Holders, the November 2011 Majority Holders and the February 2012 Holder, on behalf of all of the holders of the Existing Notes and Existing Warrants, in consideration for the mutual promises and covenants herein, agree, effective upon the Company’s receipt of proceeds in the New Financing of at least $1,350,000 (the “Minimum Amount”) unless otherwise indicated, as follows:

1.           Amendments to Existing Notes.

(a)          Maturity Date. The Undersigned Holders, on behalf of all of the holders of Existing Notes, agree that the maturity date set forth in subsection (i) of the first paragraph of each Existing Note is hereby amended to mean October 1, 2013.

(b)          Conversion Price. The Undersigned Holders, on behalf of all of the holders of Existing Notes, agree that the definition of “Conversion Price” in Section 6(b) of the Existing Notes shall be replaced in its entirety with the following (the “Conversion Price Adjustment”):

“‘Conversion Price’ means, as of any Conversion Date or other date of determination, $1.00, subject to adjustment as provided herein.”

Provided, however, that, for each holder of November 2011 Notes, the existing proviso in Section 6(b) of the November 2011 Notes, referring to the Conversion Price in the case of mandatory conversion described in Section 6(c)(iii) of such notes, shall only be deleted if such holder consents to such deletion by signing this Agreement.

(c)          Removal of Full Ratchet. The Undersigned Holders, on behalf of all of the holders of Existing Notes, agree to remove Section 7(d) - Ratchet in its entirety from the Existing Notes.

(d)          Reference to Security Agreement. The Undersigned Holders, on behalf of all of the holders of Existing Notes, agree that any and all references in the Existing Notes to “Security Agreement” shall be deemed to refer to the Amended Security Agreement, dated as of August 16, 2012, by and between the Company and David B. Jones, as administrative agent on behalf of the Secured Parties (as defined therein).

(e)          Reference to Security Interest and Subordination. The Undersigned Holders, on behalf of all of the holders of Existing Notes, agree that any references in the Existing Notes to “first position security interest,” “second position security interest” and “subordination,” or similar terms, shall be adjusted to reflect the structure described in Section 4 hereof and the Amended Security Agreement.

2.           Forfeiture of Warrants.

(a)          Forfeiture. Subject to the terms and conditions of this Agreement, the Undersigned Holders agree to cancel all of the Existing Warrants held by such Undersigned Holders (it being understood that no warrants held by the Undersigned Holders other than the Existing Warrants shall be canceled pursuant to this Section).

(b)          Release. Each Undersigned Holder hereby releases and forever discharges the Company and its predecessors, successors, assigns and each of them, and each past, present, and future director, partner, subsidiary, division or entity or affiliated corporation, and each past, present or future employee, agent, representative, attorney, accountant, officer, director, stockholder, subscriber, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all claims, actions, causes of action, suits, debts, liens, demands, contracts, liabilities, agreements, costs, expenses, or losses of any type, whether known or unknown, fixed or contingent, which such Undersigned Holder had, now has, or may hereafter have, arising out of or resulting from the Existing Warrants, or the shares of capital stock of the Company issuable upon exercise of the Existing Warrants, prior to the date hereof, including, without limitation, any such claims and other rights related to or arising from any promise, guaranty or grant (oral or written) by the Company to be issued or otherwise acquire or receive an equity interest in the Company, including but not limited to: (i) the Undersigned Holder’s claim to any equity interest in the Company, and (ii) any and all claims with respect to rights of notice under the Existing Warrants or applicable law.

3.           Waiver. Each Undersigned Holder hereby irrevocably waives the ability to declare an event of default under the Existing Notes as a result of the issuance by the Company of the Demand Notes and the New Notes, including the notes as previously issued to those persons who invested $600,000 from August 17, 2012 to October 19, 2012, and waives all rights and remedies related thereto under the Existing Notes and the related purchase agreement.

4.           Consent to New Financing and Issuance of Demand Notes. Notwithstanding anything to the contrary in the terms of the Existing Notes, the October 2010 Purchase Agreement, the January 2011 Purchase Agreement, the November 2011 Purchase Agreement and/or any other agreement referenced in the Recitals hereto, each Undersigned Holder hereby irrevocably:

(a)          agrees and consents to the New Financing and the issuance of the New Notes by the Company on the terms and conditions set forth in the New Purchase Agreement and the Amended Security Agreement, including, but not limited to, the grant of a first position security interest in the Collateral to the investors in the New Financing, which first position security interest would be senior to the security interests held by the holders of the Existing Notes;

(b)          agrees and consents to the issuance of New Notes, including the notes as previously issued to those persons who invested $600,000 from August 17, 2012 to October 19, 2012;

(c)          agrees and consents to the subordination of the Existing Notes to the investors in the New Financing; and

(d)           agrees and consents to the issuance of the Demand Notes.

5.           Representations and Warranties of Undersigned Holders. Each Undersigned Holder hereby represents and warrants to the Company as follows:

(a)          Authority. Each Undersigned Holder has, as appropriate, full power and legal capacity and all corporate right, power, legal capacity and authority to enter into this Agreement. The execution, delivery and performance of this Agreement has been duly and validly approved and authorized by each Undersigned Holder.

(b)          Title to Warrants. Each Undersigned Holder has good and valid title to, and owns all right, title and interest (legal and beneficial) in, the Existing Warrants being cancelled pursuant to this Agreement, free and clear of all liens. No stock certificates have been issued to the Undersigned Holders, or, to the knowledge of the Undersigned Holders, to any other person, in respect of the Existing Warrants.

(c)          Accredited Investor. Each Undersigned Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(i)          Investment for Own Account. The shares of Common Stock to be issued upon conversion of the Existing Note(s) in accordance herewith are being, and will be, acquired for his, her or its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(ii)         Knowledge and Experience. Each Undersigned Holder has such knowledge and experience in financial and business matters that (s)he is capable of evaluating the merits and risks of an investment in the shares of Common Stock and of making an informed investment decision with respect thereto, has the ability and capacity to protect his/her interests and can bear the economic risk of the acceptance of the shares of Common Stock, including a total loss of his/her investment.

(iii)        Opportunity to Ask Questions. Each Undersigned Holder has had the opportunity to ask questions and receive answers from the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by each such Undersigned Holder. In connection therewith, each Undersigned Holder acknowledges that (s)he has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf.

(iv)        Receipt of Information. Each Undersigned Holder has received and reviewed all the information concerning the Company, the Existing Notes and the shares of Common Stock underlying such Existing Notes, both written and oral, that the Undersigned Holder desires. Without limiting the generality of the foregoing, the Undersigned Holder has been furnished with or has had the opportunity to acquire, and to review: all information, both written and oral, that the Undersigned Holder desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, the Undersigned Holder has relied solely on his/her own knowledge and understanding of the Company and its business based upon the Undersigned Holder’s own due diligence investigations and the Company’s filings with the U.S. Securities and Exchange Commission.

6.           Miscellaneous.

(a)          Effectiveness of Agreement. It is understood and agreed by the parties hereto that this Agreement shall only be effective upon the receipt by the Company of the Minimum Amount in the New Financing; provided, however, that the waiver and consent contained in the second sentence of Section 3 and in Section 4(c) shall be effective as to an Undersigned Holder immediately upon execution of this Agreement by such holder.

(b)          Acknowledgment. It is understood and agreed by the parties hereto that the Company is making available to the holders of all Existing Notes the same opportunity to receive the Conversion Price Adjustment set forth in Section 1 hereof.

(c)          Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF CALIFORNIA.

(d)          Amendment. This Agreement may only be amended by written agreement of the Company and at least the October 2010 Majority Holders, the January 2011 Majority Holders, the November 2011 Majority Holders and the February 2012 Majority Holders expressly stating that such instrument is intended to modify, amend or supplement this Agreement.

(e)          Assignment. An Undersigned Holder may only assign this Agreement with the written consent of the Company. The Company may freely assign this Agreement without the consent of any other party. Any assignment of this Agreement in violation of this Section is null and void. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)          Waiver of Rights. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies under this Agreement are cumulative and are not exclusive of any other rights, powers and remedies provided by law.

(g)          No Other Agreements. This Agreement (including the Exhibits attached hereto) contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement between the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements between the parties hereto. In the event of a conflict between the terms of this Agreement, on the one hand, and the terms of the Existing Notes, the October 2010 Purchase Agreement, the January 2011 Purchase Agreement, the November 2011 Purchase Agreement and/or any other agreement referenced in the Recitals hereto, on the other hand, the terms of this Agreement shall prevail and control.

(h)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement will be binding upon the Company and the Undersigned Holders and their respective successors, assigns, heirs and personal representatives.

(i)          Further Assurances. The Undersigned Holders shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may be reasonably required to effect the transactions contemplated by this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CNS Response, Inc.

By:
Name: George Carpenter
Title: CEO

Holders of Existing Notes:	Series of Existing Note(s)	Aggregate Principal Amount(s)

___________________________________	October 2010 Notes	$761,688
John Pappajohn

SAIL Venture Partners, LP

By:_________________________________	October 2010 Notes	$250,000
Name: ______________________
Title: _____________________

___________________________________	October 2010 Notes	$500,000
Andy Sassine

___________________________________	October 2010 Notes	$100,000
Fatos Mucha

JD Advisors, LLC

By:_________________________________	October 2010 Notes	$150,000
Name: ______________________
Title: _____________________

Queen Street Capital Corporation

By:_________________________________	October 2010 Notes	$100,000
Name: ______________________
Title: _____________________

Holders of Existing Notes:	Series of Existing Note(s)	Aggregate Principal Amount(s)

BGN Acquisition Ltd., LP

By:_________________________________	October 2010 Notes	$250,000
Name: ______________________
Title: _____________________

Deerwood Holdings, LLC

By:__________________________________	October 2010 Notes	$256,125
Name: ______________________
Title: _____________________

Deerwood Partners, LLC

By:__________________________________	October 2010 Notes	$256,125
Name: ______________________
Title: _____________________

Pyxis (Highland) Long/Short Healthcare Fund

By:__________________________________	October 2010 Notes	$400,000
Name: ______________________
Title: _____________________

___________________________________	January 2011 Notes	$100,000
Meyer Proler M.D.

____________________________________	January 2011 Notes	$100,000
William F. Grieco

_____________________________________	January 2011 Notes	$200,000
Edward L.Scanlon

Frommer Family Trust dated August 29, 2006

By:__________________________________	January 2011 Notes	$50,000
Name: ______________________
Title: _____________________

_____________________________________	January 2011 Notes	$50,000
Paul Buck

_____________________________________	January 2011 Notes	$200,000
Andy Sassine

Highland Long/Short Healthcare Fund

By:__________________________________	January 2011 Notes	$400,000
Name: ______________________
Title: _____________________

SAIL 2010 Co-Investment Partners, LP

By:__________________________________	January 2011 Notes	$437,500
Name: ______________________
Title: _____________________

SAIL Venture Partners, LP

By:__________________________________	January 2011 Notes	$562,500
Name: ______________________
Title: _____________________

_____________________________________	January 2011 Notes	$100,000
Rajiv Kaul

_____________________________________
John M. Pulos	January 2011 Notes	$150,000

Cummings Bay Healthcare Fund, LP.

By:__________________________________
Name: ______________________	January 2011 Notes	$150,000
Title: _____________________

_____________________________________
John Pappajohn	November 2011 Notes	$750,000

Jordan Family, LLC

By:__________________________________
Name: ______________________	November 2011 Notes	$20,000
Title: _____________________

____________________________________
Larry Hopfenspirger	November 2011 Notes	$90,000

Zanett Opportunity Fund, Ltd
c/o Appleby Surling Hunter

By:__________________________________
Name: ______________________	November 2011 Notes	$290,000
Title: _____________________

_____________________________________	November 2011 Notes	$100,000
Edward L. Scanlon

Fidelity Management Trust Company : FBO John Pagnucco Acct :177-659304

By:__________________________________
Name: ______________________
Title: _____________________	November 2011 Notes	$50,000

Scotia Capital ITF AlphaNorth Offshore Inc. Acct 40300733

By:__________________________________	November 2011 Notes	$500,000
Name: ______________________
Title: _____________________

____________________________________	November 2011 Notes	$50,000
Gene Salkind, MD

_____________________________________	November 2011 Notes	$100,000
Aubrey W. Baillie

Blumont Capital Corp.
ITF Northern Rivers Innovation RSP Fund.

By:__________________________________
Name: ______________________	November 2011 Notes	$50,000
Title: _____________________

Zanett Opportunity Fund, Ltd
c/o Appleby Surling Hunter

By:__________________________________
Name: ______________________	February 2012 Note	$90,000
Title: _____________________

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